                                                                   EXHIBIT 10.35


                              AMENDMENT TO LEASE

This Amendment, with an effective date of January 1, 1999, modifies the Lease entered into June 1, 1987, as previously amended from time to time by and between Gallup & Hall Partnership with offices at 730 Milford Road, Merrimack, New Hampshire (Landlord) and PC Connection, Inc., a Delaware corporation with offices at 730 Milford Road, Merrimack, New Hampshire (Tenant) for premises known as the Christmas Trees Inn, situated on Route 10 in Marlow, New Hampshire, as follows:

Item Sec.  Amend or Replace the Indicated Lease Section as follows:
---- ----  --------------------------------------------------------


1.    3    Delete and replace with: "Tenant shall pay as rent to the
           Landlord, the sum of $500.00 per month, payable in advance, during the term of this Lease."


All other provisions of the Lease shall continue in full force and effect.


Agreed:                       Gallup & Hall, LLP



                              By: /s/

                                  Patricia Gallup, Partner


                              PC Connection, Inc.

                              By: /s/

                                  Wayne Wilson, President